Exhibit 99.1

For Immediate Release

Contact: Jim Gattoni

Landstar System, Inc.

www.landstar.com

904-398-9400

April 26, 2012

LANDSTAR SYSTEM REPORTS 33 PERCENT INCREASE IN DILUTED EARNINGS

PER SHARE TO A FIRST QUARTER RECORD OF $0.57

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2012 record first quarter diluted earnings per share of $0.57 from net income of $26.8 million, compared to net income of $20.6 million, or $0.43 per diluted share, for the 2011 first quarter. Operating margin, representing operating income divided by gross profit (gross profit defined as revenue less the cost of purchased transportation and commissions to agents) was 40.8 percent in the 2012 first quarter compared to 35.4 percent in the 2011 first quarter. Revenue for the 2012 first quarter was a first quarter record of $649.0 million compared to $572.0 million in the 2011 first quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2012 first quarter was $600.2 million, or 92 percent of revenue, compared to $520.6 million, or 91 percent of revenue, in the 2011 first quarter. In the 2012 and 2011 first quarters, the Company invoiced customers $71.1 million and $58.1 million, respectively, of fuel surcharges that were passed 100 percent to BCOs and excluded from revenue. Included in revenue hauled by third-party truck capacity providers in the 2012 and 2011 first quarters were $25.4 million and $19.3 million, respectively, of fuel surcharges invoiced to customers on revenue hauled by third-party truck brokerage carriers. Revenue hauled by rail, air and ocean cargo carriers was $35.1 million, or 5 percent of revenue, in the 2012 first quarter compared to $37.9 million, or 7 percent of revenue, in the 2011 first quarter. Transportation management fee revenue generated by the supply chain solutions companies was $4.9 million and $4.8 million in the 2012 and 2011 first quarters, respectively.

LANDSTAR SYSTEM/2

Trailing twelve-month return on average shareholder’s equity was 41 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 29 percent. Landstar also announced that its Board of Directors has declared a quarterly dividend of $0.055 per share. The dividend is payable on June 1, 2012 to stockholders of record at the close of business on May 10, 2012. It is the intention of the Board of Directors to continue to pay a quarterly dividend.

“Landstar’s 2012 first quarter performance was the best first quarter operating performance in Landstar history,” said Landstar Chairman, President and CEO Henry Gerkens. “Revenue in the 2012 first quarter increased approximately $77 million over the 2011 first quarter, to record first quarter revenue of $649.0 million, gross profit in the 2012 first quarter increased 10 percent over the 2011 first quarter, to record first quarter gross profit of $105.9 million, operating income in the 2012 first quarter increased 27 percent over the 2011 first quarter, to record first quarter operating income of $43.2 million, and diluted earnings per share in the 2012 first quarter increased 33 percent over the 2011 first quarter, to record first quarter diluted earnings per share of $0.57. It was a great start to what we expect will be a very exciting year for Landstar. The record first quarter performance was driven by a 15 percent increase in truck transportation revenue in the 2012 first quarter over the 2011 first quarter, which was comprised of a 9 percent increase in the number of loads hauled on truck capacity and a 6 percent increase in revenue per load on truck transportation revenue.”

Gerkens continued, “Demand for the Company’s truck transportation services was strong in the 2012 first quarter. Overall, available truckload capacity continues to lag demand, leading to continued strength in pricing. I anticipate that this trend will continue as we enter the second quarter, which has historically been a seasonally stronger quarter. Assuming the current operating trends continue throughout the 2012 second quarter, I would expect 2012 second quarter diluted earnings per share to be within a range of $0.71 to $0.76.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2012 Earnings Release Conference Call.”

LANDSTAR SYSTEM/3

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2011 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/4

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 31, 2012	March 26, 2011
Revenue	$649,023	$571,986
Investment income	387	528

Costs and expenses:
Purchased transportation	492,922	431,378
Commissions to agents	50,232	44,171
Other operating costs	6,472	7,944
Insurance and claims	11,095	11,266
Selling, general and administrative	38,799	37,264
Depreciation and amortization	6,740	6,399

Total costs and expenses	606,260	538,422

Operating income	43,150	34,092
Interest and debt expense	724	828

Income before income taxes	42,426	33,264
Income taxes	15,579	12,707

Net income	26,847	20,557
Less: Net loss attributable to noncontrolling interest	—	(62)

Net income attributable to Landstar System, Inc. and subsidiary	$26,847	$20,619

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$0.57	$0.43

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$0.57	$0.43

Average number of shares outstanding:
Earnings per common share	46,800,000	47,870,000

Diluted earnings per share	47,061,000	47,900,000

Dividends paid per common share	$0.055	$0.050

LANDSTAR SYSTEM/5

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	Mar. 31, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$53,614	$80,900
Short-term investments	31,584	27,944
Trade accounts receivable, less allowance of $6,896 and $6,591	377,985	368,377
Other receivables, including advances to independent contractors, less allowance of $5,365 and $5,384	60,241	53,263
Deferred income taxes and other current assets	13,596	21,308

Total current assets	537,020	551,792

Operating property, less accumulated depreciation and amortization of $149,465 and $145,804	144,732	142,146
Goodwill	57,470	57,470
Other assets	72,504	57,041

Total assets	$811,726	$808,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$22,751	$25,905
Accounts payable	165,851	163,307
Current maturities of long-term debt	15,709	17,212
Insurance claims	72,529	76,624
Other current liabilities	43,497	48,065

Total current liabilities	320,337	331,113

Long-term debt, excluding current maturities	99,524	115,130
Insurance claims	25,047	27,494
Deferred income taxes and other non-current liabilities	38,470	34,135

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,833,233 and 66,602,486 shares	668	666
Additional paid-in capital	168,829	165,712
Retained earnings	971,429	947,156
Cost of 19,882,431 and 19,882,289 shares of common stock in treasury	(813,691)	(813,684)
Accumulated other comprehensive income	1,113	727

Total shareholders’ equity	328,348	300,577

Total liabilities and shareholders’ equity	$811,726	$808,449

LANDSTAR SYSTEM/6

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	March 31, 2012	March 26, 2011
Revenue generated through (in thousands):

Business Capacity Owners (1)	$329,362	$306,894
Truck Brokerage Carriers	270,842	213,723
Rail intermodal	17,382	16,465
Ocean and air cargo carriers	17,669	21,393
Other (2)	13,768	13,511

	$649,023	$571,986

Number of loads:

Business Capacity Owners (1)	199,200	192,040
Truck Brokerage Carriers	158,030	135,740
Rail intermodal	7,160	7,260
Ocean and air cargo carriers	3,980	3,780

	368,370	338,820

Revenue per load:

Business Capacity Owners (1)	$1,653	$1,598
Truck Brokerage Carriers	1,714	1,575
Rail intermodal	2,428	2,268
Ocean and air cargo carriers	4,439	5,660

	March 31, 2012	March 26, 2011
Truck Capacity Providers

Business Capacity Owners (1) (3)	7,825	7,697
Truck Brokerage Carriers:
Approved and active (4)	18,946	16,773
Approved	9,382	9,347

	28,328	26,120

Total available truck capacity providers	36,153	33,817

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,350 and 8,226 at March 31, 2012 and March 26, 2011, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.